EXHIBIT 32

CERTIFICATION

I, Leslie J. Kessler, Chief Executive Officer and Principal Financial Officer of PureSafe Water Systems, Inc. (the “Registrant”), hereby certify that the Form 10-Q of PureSafe Water Systems, Inc. for the fiscal quarter ended June 30, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 19, 2015	/s/ Leslie J. Kessler
Leslie J. Kessler
Chief Executive Officer and Principal Financial Officer